TeraWulf Announces $22 Million Debt Repayment and Increase in Self‐Mining Capacity    Achieved 7.6 EH/s of self‐mining online in February.   Expect to reach 8 EH/s of owned hashrate in Q1 2024 and 10 EH/s by mid‐2024.  $22 million debt repayment extends cash flow sweep to maturity.   Expect another significant debt repayment in early April 2024 with cash generated in Q1 2024.  Balance sheet and liquidity continue to improve with over $50 million of cash reserve at year‐end 2023.    EASTON, Md. – February 15, 2024 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”),  which owns and operates vertically integrated, domestic Bitcoin mining facilities powered by more than  91% zero‐carbon energy, today announced it has surpassed a total self‐mining hashrate of 7.6 EH/s and  has repaid an additional $22 million of its Term Loan, thereby extending the cash flow sweep to  maturity.     Recent Operational and Financial Achievements    Total self‐mining hashrate reached 7.6 EH/s as of mid‐February, with the Company projecting an  increase to 8 EH/s by the end of Q1 2024.   The completion of Building 4 (35 MW) at the Lake Mariner facility is anticipated to increase  TeraWulf’s overall operational capacity to approximately 10 EH/s by mid‐2024.    Repaid a total of $40 million in debt to date, thereby extending the cash flow sweep to maturity  of Term Loan.   Expect another significant debt repayment in early April with cash generated in Q1 2024.  Management Commentary    “Over the past year, we have remained resolute in fulfilling our commitment to deleveraging, marking a  significant financial milestone for the Company. With our industry‐leading cost to mine bitcoin, we are  poised to achieve another substantial debt repayment in the first week of April from the cash generated  in the first quarter. This swift debt reduction underscores our confidence in the efficacy of our financial  and strategic approaches, as well as the successful execution of our expansion initiatives," stated Patrick  Fleury, Chief Financial Officer.    Fleury continued, "Using our website's innovative 'Cost‐to‐Mine Calculator'1 and the guidance outlined  in our July Investor presentation, combined with a bitcoin price of $50,000 and a network hashrate of  580 EH/s, we estimate our total mining cost to be approximately $25,000 per BTC. This positions us  favorably to generate substantial cash flow in the first quarter and execute another significant debt  repayment in April.”    Paul Prager, Chief Executive Officer, underscored, “We have maintained unwavering financial discipline  and, as promised, accelerated the paydown of our debt while advancing organic growth at our existing    1 TeraWulf’s Cost‐to‐Mine Calculator can be accessed on its website at https://investors.terawulf.com/financial‐ information/cost‐to‐mine‐calculator.

sites with the target of having 300 MW of infrastructure capacity in operation by year‐end 2024 and 550  MW in 2025.” Prager added, “Closing out 2023 with a cash reserve exceeding $50 million, we harbor  significant confidence in TeraWulf's strategic positioning, both in anticipation of the halving and over the  long term.”    About TeraWulf    TeraWulf owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the  United States. Led by an experienced group of energy entrepreneurs, the Company currently has two  Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York and Nautilus Cryptomine  facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically  produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero‐carbon  energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer  attractive mining economics at an industrial scale.    Forward‐Looking Statements     This press release contains forward‐looking statements within the meaning of the “safe harbor”  provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward‐looking  statements include statements concerning anticipated future events and expectations that are not  historical facts. All statements, other than statements of historical fact, are statements that could be  deemed forward‐looking statements. In addition, forward‐looking statements are typically identified by  words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,”  “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,”  “should,” “would” and other similar words and expressions, although the absence of these words or  expressions does not mean that a statement is not forward‐looking. Forward‐looking statements are  based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to  a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no  assurance that future developments will be those that have been anticipated. Actual results may vary  materially from those expressed or implied by forward‐looking statements based on a number of  factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the  cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other  cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors  affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the  various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or  permits affecting TeraWulf’s operations or the industries in which it operates, including regulation  regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation  regarding safety, health, environmental and other matters, which could require significant expenditures;  (4) the ability to implement certain business objectives and to timely and cost‐effectively execute  integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable  terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other  cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or  economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money‐ laundering, malware infections and phishing and/or loss and interference as a result of equipment  malfunction or break‐down, physical disaster, data security breach, computer malfunction or sabotage  (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of  equipment necessary to maintain and grow the business and operations of TeraWulf, including mining  equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees;  (11) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination;  and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the  Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are  cautioned not to place undue reliance on these forward‐looking statements, which speak only as of the  date on which they were made. TeraWulf does not assume any obligation to publicly update any  forward‐looking statement after it was made, whether as a result of new information, future events or  otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks  and uncertainties associated with forward‐looking statements and the discussion of risk factors  contained in the Company’s filings with the SEC, which are available at www.sec.gov.     Company Contact:  Jason Assad  Director of Corporate Communications  assad@terawulf.com  (678) 570‐6791